MMC Energy, Inc. Announces Forward Capacity Sales for its
Mid-Sun Power Plant in California

NEW YORK, February 20, 2007/ PRNewswire-FirstCall/ -- MMC Energy, Inc. (OTC-BB: MMCN) today announced that it has executed a Resource Adequacy Contract with an investment-grade power marketer to sell its Net Qualified Capacity from its 22 Megawatt Mid-Sun power plant located near Bakersfield, California (the "Agreement").

With the execution of this contract, MMC has sold forward its entire Net Qualified Resource Adequacy Capacity from its California generation portfolio for 2007.

"We are pleased to execute this latest forward capacity sale at an attractive price to complete our 2007 capacity hedging program" said MMC's Chief Financial Officer, Denis Gagnon.

“MMC has retained its energy and ancillary services revenue components for its California plants, which we expect will add significant additional revenue streams during 2007,” Gagnon added.

MMC recently announced the successful re-commissioning of its Mid-Sun facility, which it acquired in November 2006. Mid-Sun can reach base-load power output in less than 10 minutes to meet peak load requirements, and is expected to provide critical energy and ancillary services to the energy-scarce California market. The facility is fueled with natural gas and has state of the art emission control systems.

MMC announced in September 2006 the forward sale of Resource Adequacy Capacity for 2007 for its Escondido and Chula Vista facilities, and announced in January 2007 selling a significant portion of its available capacity for the period from 2008-2011. MMC is seeking additional Resource Adequacy contracts to cover the remaining available capacity from 2008 through 2011. MMC has previously announced its intention to upgrade the Chula Vista facility to 93MW and a request for offers for a long term contract, which may or may not include Resource Adequacy capacity.

About MMC Energy, Inc.

MMC Energy, Inc. is an energy acquisition company, which acquires and operates critical power generation and associated energy infrastructure assets. MMC Energy is headquartered in New York City and traded on the NASDAQ OTC Bulletin Board in the United States and the Deutsche Bourse in Germany.

MMC Energy seeks to create long-term value for its shareholders through deep value asset acquisitions and hands on post- acquisition asset management. MMC Energy currently owns power generation assets in Southern California and is pursuing a disciplined portfolio acquisition and growth strategy targeting power generation facilities and energy infrastructure assets primarily in California, Texas, Mid-Atlantic and the Northeastern U.S.

Additional information concerning MMC Energy is available at www.mmcenergy.com

Forward Looking Statements:

This press release contains 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, including without limitation those statements regarding the MMC Energy’s ability to generate revenues from, or expand, its existing generating facilities, and exploit acquisition opportunities. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements including, but no limited to, any inability to generate sufficient operating cash flow to adequately maintain MMC Energy’s generating facilities and service its debt, commodity pricing, intense competition for undervalued generating assets, environmental risks and general economic conditions. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. MMC Energy assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by MMC Energy in its reports filed with the Securities and Exchange Commission which are intended to advise interested parties of the risks and factors that may affect its business, financial condition, results of operations and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, MMC Energy’s actual results may vary materially from those expected or projected. MMC Energy undertakes no obligation to update these forward- looking statements, except as required by law.